UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2022

REPLIGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2022, Repligen Corporation (the “Company”) promoted James Bylund, the Company’s current Senior Vice President, Operations and Information Technologies, to the role of Chief Operating Officer of the Company, effective January 1, 2022. In connection with this promotion, Mr. Bylund was also appointed by the Company to serve as the Company’s principal operating officer.

Mr. Bylund joined the Company in March 2020 as Senior Vice President, Operations and Information Technologies, responsible for overseeing all operations and information technology functions on a global basis. Prior to joining the Company, Mr. Bylund spent ten years at Thermo Fisher Scientific in a number of roles including Vice President and General Manager of the Single Use Technologies Business Unit and Vice President of Global Operations for the Bioproduction Division. Prior to joining Thermo Fisher, Mr. Bylund also worked for Fiserv (9 years) and Eli Lilly and Company (7 years) in a variety of leadership roles. He holds a B.S in Accounting from Utah State University and an M.B.A. from Indiana University.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: January 4, 2022	By:	/s/ Tony J. Hunt
Tony J. Hunt
President and Chief Executive Officer